UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 7, 2016

SNAP INTERACTIVE, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-52176	20-3191847
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

320 W. 37th Street, 13th Floor New York, NY	10018
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 594-5050

(Former name or former address, if changed since last report)

Not Applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 — Registrant’s Business and Operations

Item 1.01.	Entry into a Material Definitive Agreement.

The information set forth under the headings “Escrow Agreement” and “Registration Rights Agreement” under Item 2.01 of this Current Report on Form 8-K, and under the heading “Employment Agreements” under Item 5.02 of this Current Report on Form 8-K, is incorporated by reference herein.

Item 1.02	Termination of Material Definitive Agreement.

In connection with the entry by Snap Interactive, Inc. (the “Company”) into the Lerner Employment Agreement (as described under the heading “Employment Agreements” under Item 5.02 of this Current Report on Form 8-K), that certain Executive Employment Agreement, dated as of April 10, 2013, by and between Clifford Lerner and the Company, as it has been amended from time to time, was terminated.

Section 2 — Financial Information

Item 2.01.	Completion of Acquisition or Disposition of Assets.

On October 7, 2016, pursuant to the previously announced Agreement and Plan of Merger (the “Merger Agreement”), dated September 13, 2016, by and among the Company, SAVM Acquisition Corporation, a Delaware corporation and a wholly owned subsidiary of the Company (“Merger Sub”), A.V.M. Software, Inc. (d/b/a Paltalk), a New York corporation (“Paltalk”), and Jason Katz, as the Paltalk Representative, Merger Sub merged with and into Paltalk, with Paltalk surviving as a wholly owned subsidiary of the Company (the “Merger”).

The Merger

In connection with the Merger, without any action on the part of any shareholder, each issued and outstanding share of Paltalk’s common stock, other than shares to be cancelled pursuant to the Merger Agreement, was converted into the right to receive 148.3 shares of the Company’s common stock (the “Exchange Ratio”). Paltalk shareholders were not entitled to receive fractional shares in the Merger. Instead, a holder of Paltalk’s common stock that would otherwise have been entitled to receive a fractional share of the Company’s common stock in the Merger received one full additional share of the Company’s common stock.

In addition, in connection with the Merger, each outstanding Paltalk stock option was assumed by the Company and converted into a stock option representing the right to purchase shares of the Company’s common stock, with the number of shares underlying such stock option and the exercise price thereof being adjusted by the Exchange Ratio, with any fractional shares rounded down to the next lowest number of whole shares.

As a result of the Merger, the former Paltalk shareholders own approximately 77.9% of the outstanding shares of the Company’s common stock, including shares of the Company’s common stock held in escrow to secure the indemnification obligations of the former shareholders of Paltalk under the Merger Agreement.

The foregoing description of the Merger Agreement and the Merger does not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement, a copy of which was filed as Exhibit 2.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on September 14, 2016 and is incorporated by reference herein.

Escrow Agreement

In accordance with the terms of the Merger Agreement, on October 7, 2016, the Company, Jason Katz, as the Paltalk Representative, and Corporate Stock Transfer, Inc., as escrow agent (the “Escrow Agent”), entered into an Escrow Agreement (the “Escrow Agreement”), pursuant to which the Company deposited 18,000,000 shares (the “Escrow Shares”) of its common stock with the Escrow Agent that would otherwise have been issued and delivered to the Paltalk shareholders in the Merger in order to secure the indemnification obligations of the former shareholders of Paltalk under the Merger Agreement. The Escrow Shares will be held in the escrow account until sixty days after the date on which the Company files with the SEC its consolidated audited financial statements for the fiscal year ended December 31, 2016. After such date, the Escrow Shares (minus any Escrow Shares issued in satisfaction of, or held pending resolution in connection with, any indemnification claims by the Company and certain of its affiliates) will be distributed to the former shareholders of Paltalk.

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The foregoing description of the Escrow Agreement does not purport to be complete and is qualified in its entirety by reference to the Escrow Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Registration Rights Agreement

Pursuant to the terms of the Merger Agreement, on October 7, 2016, the Company entered into a registration rights agreement (the “Registration Rights Agreement”) with Clifford Lerner. The Registration Rights Agreement provides that, subject to certain limitations, Mr. Lerner may demand that the Company register for resale under the Securities Act of 1933, as amended (the “Securities Act”), all or a portion of his shares of the Company’s common stock. In addition, the Registration Rights Agreement provides Mr. Lerner with certain incidental “piggy-back” registration rights, which generally allow Mr. Lerner to participate in registered offerings of the Company’s common stock that are initiated by the Company or on behalf of other holders of the Company’s securities.

The foregoing description of the Registration Rights Agreement does not purport to be complete and is qualified in its entirety by reference to the Registration Rights Agreement, a copy of which is filed as Exhibit 10.2 to this Current Report on Form 8-K and is incorporated by reference herein.

Item 2.04.	Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.

As previously reported, on February 13, 2015, as part of a private placement, the Company issued a 12% senior secured convertible note in the principal amount of $3,000,000 to Sigma Opportunity Fund II, LLC (the “Note”). Pursuant to the terms of the Note, the Note matures on the earlier to occur of (i) February 13, 2017 and (ii) a Change of Control Transaction (as defined in the Note).

The consummation of the Merger constituted a Change of Control Transaction and, accordingly, the Note became due and payable on October 7, 2016. On October 7, 2016, the Company initiated a wire transfer to repay the Note in full.

Further, as previously reported, on July 18, 2016, the Company entered into a subordinated multiple advance term note (the “Term Note”) with Paltalk, pursuant to which Paltalk agreed to advance to the Company, upon the Company’s request and subject to the terms and conditions set forth in the Term Note, up to $250,000. The Term Note matures on July 18, 2017, subject to certain exceptions, and advances under the Term Note shall bear interest at a rate of 8.0% per annum. As of the date of the Merger, the Company had borrowed $200,000 available under the Term Note. Upon consummation of the Merger, the indebtedness represented by the Term Note was deemed repaid in full.

Section 3 — Securities and Trading Markets

Item 3.02.	Unregistered Sales of Equity Securities.

The information set forth under the heading “The Merger” under Item 2.01 is incorporated by reference herein. The shares of the Company’s common stock issued in the Merger were exempt from the registration requirements of the Securities Act pursuant to Section 4(a)(2) thereof and Rule 506 of Regulation D thereunder as a transaction by an issuer not involving any public offering.

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Section 5 — Corporate Governance and Management

Item 5.01.	Change in Control of Registrant.

The information set forth under the heading “The Merger” under Item 2.01 is incorporated by reference herein.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Directors

Pursuant to the Merger Agreement, in connection with the Merger, Jason Katz, Lance Laifer and John Silberstein, each of whom was a member of Paltalk’s Board of Directors immediately prior to the Merger, and Yoram “Rami” Abada and Michael Levit were appointed to the Company’s Board of Directors (the “Board”). Alexander Harrington and Clifford Lerner, each of whom was a member of the Board immediately prior to the Merger, will continue to serve as members of the Board. Each of the members of the Board will serve until the Company’s 2017 annual meeting of stockholders or until his earlier death, resignation or removal.

In connection with the appointment of the new members of the Board, the Board previously adopted resolutions to increase the size of the Board from five directors to seven directors, to be effective upon consummation of the Merger. Additionally, pursuant to the Merger Agreement and in order to accommodate the appointment of the new directors, each of Neil Foster, Dr. Steven Fox and Judy Krandel delivered a resignation letter pursuant to which he or she resigned from the Board upon consummation of the Merger. These resignations were required under the Merger Agreement and were not the result of any disagreements with the Company on any matter relating to the Company’s operations, policies or practices.

Other than the Merger Agreement, there are no arrangements or understandings between any of the new members of the Board and any other persons pursuant to which such individuals were selected as directors. In addition, there are no transactions between the Company and any of the new members of the Board or their respective immediate family members requiring disclosure under Item 404(a) of Regulation S-K promulgated under the Securities Exchange Act of 1934, as amended.

Appointment of Officers

Pursuant to the Merger Agreement, upon consummation of the Merger, the following individuals were appointed to the office(s) set forth opposite such individual’s name below:

Name	Title
Alexander Harrington	Chief Executive Officer and interim Chief Financial Officer
Jason Katz	Chairman of the Board, President and Chief Operating Officer
Arash Vakil	Chief Product Officer
Eric Sackowitz	Chief Technology Officer
Clifford Lerner	Chief Product Innovation Officer (non-executive officer role)

Jason Katz, 53, is a member of the Board and the Company’s Chairman of the Board, President and Chief Operating Officer. Mr. Katz is the founder of Paltalk, and has served as its Chief Executive Officer and as a member of its Board of Directors since 1998. In his capacity as an executive officer and director of Paltalk, Mr. Katz oversees the strategic direction of Paltalk and its subsidiaries, and also manages its system infrastructure. Mr. Katz is an authority on instant messaging as well as web-based voice and video. Mr. Katz has appeared at numerous industry forums as well as on Bloomberg Radio and CNN Radio. Prior to Paltalk, Mr. Katz co-founded MJ Capital, a money management firm. Earlier in his career, Mr. Katz was a corporate lawyer at the New York office of Fulbright & Jaworski. Mr. Katz earned a JD from the New York University School of Law (1988) and a BA in Economics from the University of Pennsylvania (1985).

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Alexander Harrington, 44, is a member of the Board and the Company’s Chief Executive Officer and interim Chief Financial Officer. Mr. Harrington has served as the Company’s Chief Executive Officer since October 2015 and previously served as its Chief Financial Officer from March 2014 to October 2016. Mr. Harrington also served as the Company’s Chief Operating Officer from February 2014 until his appointment as the Company’s Chief Executive Officer in October 2015. In addition, Mr. Harrington has served on the Board since June 2014. Mr. Harrington previously served as Chief Executive Officer of MeetMoi, LLC from June 2009 to November 2013, a social dating mobile platform, prior to the sale of MeetMoi, LLC to Match.com, LLC. Prior to that, Mr. Harrington served as the Senior Vice President of Strategy and Operations for Zagat Survey, LLC from 2004 to 2008, where he oversaw a transformation of the digital business which ultimately culminated in the company’s sale to Google Inc. In prior roles, Mr. Harrington served as the Senior Director of New Business Development at Sony BMG Entertainment and as an associate and analyst in investment banking at The Beacon Group and Smith Barney, respectively. Mr. Harrington holds a Master of Business Administration degree from the Wharton School at the University of Pennsylvania and a Bachelor’s degree in History from Williams College.

Employment Agreements

Pursuant to the Merger Agreement, on October 7, 2016, the Company entered into an amendment to Mr. Harrington’s existing employment agreement and entered into new employment agreements with each of Messrs. Katz and Lerner, each of which became effective upon consummation of the Merger. Each employment agreement sets forth, among other things, such individual’s employment responsibilities, term of employment and base salary.

Harrington Employment Agreement Amendment. The amendment to Mr. Harrington’s employment agreement (the “Harrington Employment Agreement Amendment”) amended the terms of Mr. Harrington’s existing employment agreement to increase Mr. Harrington’s base salary from $265,000 per year to $285,000 per year. In addition, the Harrington Employment Agreement Amendment amended the provisions relating to Mr. Harrington’s annual bonus to provide that, for the 2016 calendar year, Mr. Harrington would be eligible to receive an annual incentive bonus of up to $150,000, with $50,000 of such bonus being guaranteed and the remaining portion of such bonus being payable based on the achievement of performance metrics to be decided by the Board, in its sole discretion. The payment of Mr. Harrington’s annual incentive bonus is contingent on him being employed by the Company on the date that such bonus is paid.

The Harrington Employment Agreement Amendment also provides that, as soon as administratively practicable following the effective date of the Harrington Employment Agreement Amendment and subject to Board approval, Mr. Harrington will be awarded a stock option representing the right to purchase 1,000,000 shares of the Company’s common stock. The exercise price of the stock option will be the fair market value of the Company’s common stock on the date of grant, and the stock option will vest in four equal installments on each anniversary of the date of grant.

The Harrington Employment Agreement Amendment also provides that Mr. Harrington shall not take certain actions unless such actions have first been approved by either (i) Mr. Katz or (ii) the Board (including the affirmative vote of Mr. Katz, provided that he is a serving as a member of the Board when such approval is sought). Such restricted actions include:

●	the incurrence (or guarantee) by the Company of indebtedness for borrowed money or indebtedness outside the ordinary course of business, in each case in excess of $50,000;

●	the settlement of any claim, debt, demand, suit, proceeding or judgment against or on behalf of the Company in excess of $50,000;

●	the appointment or removal of any executive officer of the Company (defined as an individual who has been, or is required to be, identified as an executive officer in the Company’s SEC filings), or the entry into any employment agreement with an annual salary greater than $100,000;

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●	the entry into any new agreement, arrangement or understanding that would require payments by the Company in excess of $100,000 per annum, or that would materially limit the ability of the Company to operate its business, subject to certain exceptions;

●	the engagement, on behalf of the Company, of attorneys, accountants, underwriters or placement agents, subject to certain exceptions, or the removal of any of the Company’s current such advisors or consultants; and

●	the engagement, on behalf of the Company, of any other professional advisors or consultants to the Company outside the ordinary course of business, subject to certain exceptions, or the removal of any of the Company’s current such advisors or consultants.

Pursuant to the Harrington Employment Agreement Amendment, if Mr. Harrington’s employment is terminated (i) by the failure of the Company to renew Mr. Harrington’s employment agreement for a renewal term, (ii) by the Company without “cause” (as defined in the Harrington Employment Agreement Amendment) or (iii) by Mr. Harrington for “good reason” (as defined in the Harrington Employment Agreement Amendment), then subject to certain limitations and Mr. Harrington’s compliance with certain conditions, the Company shall pay Mr. Harrington severance equal to eight months’ base salary, payable in eight equal monthly installments. In addition, the Company shall continue to pay the Company’s portion of Mr. Harrington’s monthly health insurance premiums, if Mr. Harrington is eligible and elects to continue health insurance under the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended (“COBRA”), for the earlier of (i) eight months following Mr. Harrington’s termination of employment or (ii) the date that Mr. Harrington’s coverage under such group health plan terminates for any reason. If Mr. Harrington’s employment is terminated by the Company without cause or by Mr. Harrington for good reason on or prior to the first anniversary of the effectiveness of the Harrington Employment Agreement Amendment, Mr. Harrington’s severance benefits for base salary and health insurance premium payments by the Company shall increase from eight months to ten months.

Katz Employment Agreement. The Company’s employment agreement with Mr. Katz (the “Katz Employment Agreement”) provides for a one year term with automatic successive one year renewals unless earlier terminated in accordance with its terms. Under the Katz Employment Agreement, Mr. Katz is entitled to receive a base salary of $180,000 per year and, for the 2016 calendar year, a guaranteed annual incentive bonus of at least $25,000, with any additional bonus amount being payable based on the achievement of performance metrics to be decided by the Board, in its sole discretion. Mr. Katz’s annual incentive bonuses in subsequent calendar years shall be determined by the Board, based on criteria to be established jointly by the Board and Mr. Katz. The payment of Mr. Katz’s annual incentive bonus is contingent on him being employed by the Company on the date that such bonus is paid.

Pursuant to the Katz Employment Agreement, if Mr. Katz’s employment is terminated (i) by the failure of the Company to renew Mr. Katz’s employment agreement for a renewal term, (ii) by the Company without “cause” (as defined in the Katz Employment Agreement) or (iii) by Mr. Katz for “good reason” (as defined in the Katz employment Agreement), then subject to certain limitations and Mr. Katz’s compliance with certain conditions, the Company shall pay Mr. Katz severance equal to three months’ base salary, payable in three equal monthly installments. In addition, the Company shall continue to pay the Company’s portion of Mr. Katz’s monthly health insurance premiums, if Mr. Katz is eligible and elects to continue health insurance under COBRA, for the earlier of (i) three months following Mr. Katz’s termination of employment or (ii) the date Mr. Katz’s coverage under such group health plan terminates for any reason. Mr. Katz would be entitled to the same severance benefits in the event that his employment is terminated prior to, in connection with or following a Change in Control (as defined in the Katz Employment Agreement).

In addition, the Katz Employment Agreement contains customary provisions relating to confidentiality, non-solicitation and non-competition.

Lerner Employment Agreement. The Company’s employment agreement with Mr. Lerner (the “Lerner Employment Agreement,” and collectively with the Harrington Employment Agreement Amendment and the Katz Employment Agreement, the “New Employment Agreements”) provides for an at-will employment relationship that can be terminated by the Company or Mr. Lerner at any time, for any reason or for no reason, with or without notice, or with or without cause. Under the Lerner Employment Agreement, Mr. Lerner is entitled to receive a base salary of $150,000 per year through the first anniversary of the closing of the Merger. After the first anniversary of the closing of the Merger, Mr. Lerner’s annual base salary shall be reduced to $75,000 per year. The Lerner Employment Agreement also provides that Mr. Lerner will be eligible to receive an annual discretionary incentive bonus, the amount of which shall be determined by the Company in its sole discretion. The payment of Mr. Lerner’s annual incentive bonus is contingent on him being employed by the Company on the date that such bonus is paid.

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Pursuant to the Lerner Employment Agreement, if Mr. Lerner’s employment is terminated prior to the one-year anniversary of the closing of the Merger (i) by the Company without “cause” (as defined in the Lerner Employment Agreement) or (ii) by Mr. Lerner for “good reason” (as defined in the Lerner Employment Agreement), then subject to certain limitations and Mr. Lerner’s compliance with certain conditions, the Company shall, for a period beginning on the date of termination and ending on the earlier of (a) the one-year anniversary of Mr. Lerner’s termination or (b) the one-year anniversary of the closing of the Merger, continue to pay Mr. Lerner’s base salary and, if Mr. Lerner is eligible and elects to continue health insurance under COBRA, pay Mr. Lerner an amount sufficient to reimburse him for a portion of his health insurance premiums incurred during the time period described in (a) or (b) above, as applicable, which amount shall not exceed the amount the Company would pay on behalf of its other employees generally.

In addition, the Lerner Employment Agreement contains customary provisions relating to confidentiality, non-solicitation and non-competition.

The foregoing description of the New Employment Agreements does not purport to be complete and is qualified in its entirety by reference to the Harrington Employment Agreement Amendment, the Katz Employment Agreement and the Lerner Employment Agreement, copies of which are filed as Exhibits 10.3, 10.4 and 10.5, respectively, to this Current Report on Form 8-K and are incorporated by reference herein.

Amendments to Restricted Stock Award Agreements

Pursuant to the Merger Agreement, on October 7, 2016, the Company entered into amendments to (i) a restricted stock award agreement, by and between the Company and Mr. Lerner, dated March 3, 2016, related to the award of 5,000,000 shares of restricted common stock of the Company to Mr. Lerner and (ii) a restricted stock award agreement, by and between the Company and Mr. Lerner, dated December 14, 2011, related to the award of 4,250,000 shares of restricted common stock of the Company to Mr. Lerner (together, the “Restricted Stock Award Amendments”).

Prior to entering into the Restricted Stock Award Amendments, Mr. Lerner’s restricted stock awards would have vested on the earlier of (i) the tenth anniversary of the respective award’s date of grant, (ii) the date of a Change in Control (as defined in the applicable restricted stock award agreement and which would have included the closing of the Merger), (iii) the date of Mr. Lerner’s termination of employment by the Company without cause or (iv) the date of Mr. Lerner’s termination of employment due to his death or total and permanent disability, provided, in each case, that Mr. Lerner was providing services to the Company on the applicable date. The Restricted Stock Award Amendments amend the vesting schedule of Mr. Lerner’s restricted stock awards to provide that (x) Mr. Lerner’s restricted stock shall vest 40% upon the first anniversary of the closing of the Merger and 30% on each of the second and third anniversaries of the closing of the Merger, provided, in each case, that Mr. Lerner is employed by the Company on such dates, and (y) the consummation of the Merger shall not cause the vesting of such restricted stock to accelerate.

The Restricted Stock Award Amendments also provide that, within 90 days following the date that Mr. Lerner’s restricted stock vests, the Company shall have the right to require payment from Mr. Lerner to cover any applicable taxes due upon the vesting of such restricted stock, which payment may be made in the manner set forth in the Restricted Stock Award Amendments; provided, that with respect to the restricted stock that vests 40% upon the first anniversary of the closing of the Merger, the Company shall withhold, in full or partial satisfaction of the tax obligations related to such vested restricted stock, a number of shares of common stock that would otherwise be acquired upon vesting having a fair market value equal to the lesser of (i) the tax withholding obligation and (ii) an aggregate of $200,000.

The foregoing description of the Restricted Stock Award Amendments does not purport to be complete and is qualified in its entirety by reference to the Restricted Stock Award Amendments, copies of which are filed as Exhibits 10.6 and 10.7 to this Current Report on Form 8-K and are incorporated by reference herein.

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Assumption of Paltalk Stock Options

The information set forth under the heading “The Merger” under Item 2.01 of this Current Report on Form 8-K related to the assumption of the outstanding Paltalk stock options by the Company is incorporated by reference herein.

Section 7 — Regulation FD

Item 7.01.	Regulation FD Disclosure.

On October 10, 2016, the Company and Paltalk issued a joint press release announcing the consummation of the Merger. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

The information in this Item 7.01 (including Exhibit 99.1) is being furnished pursuant to Item 7.01 and shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, or otherwise subject to liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act, except as expressly set forth in such filing.

Section 9 — Financial Statements and Exhibits

Item 9.01.	Financial Statements and Exhibits.

(a)	Financial Statements of Business Acquired.

The Company will file the financial statements required to be filed by this Item 9.01(a) not later than 71 days after the date on which this Current Report on Form 8-K is required to be filed.

(b)	Pro Forma Financial Information.

The Company will file the financial statements required to be filed by this Item 9.01(b) not later than 71 days after the date on which this Current Report on Form 8-K is required to be filed.

(d)	Exhibits.

Exhibit No.	Description
2.1	Agreement and Plan of Merger, dated as of September 13, 2016, by and among Snap Interactive, Inc., SAVM Acquisition Corporation, A.V.M. Software, Inc., and Jason Katz, as the representative of A.V.M. Software, Inc. (filed as Exhibit 2.1 to Current Report on Form 8-K that was filed by the Company with the SEC on September 14, 2016, and incorporated herein by reference).
10.1	Escrow Agreement, dated October 7, 2016, by and among Snap Interactive, Inc., Jason Katz and Corporate Stock Transfer, Inc.
10.2	Registration Rights Agreement, dated October 7, 2016, by and between Snap Interactive, Inc. and Clifford Lerner.
10.3	Fourth Amendment to Executive Employment Agreement, dated October 7, 2016, by and between Snap Interactive, Inc. and Alexander Harrington.
10.4	Executive Employment Agreement, dated October 7, 2016, by and between Snap Interactive, Inc. and Jason Katz.
10.5	Employment Agreement, dated October 7, 2016, by and between Snap Interactive, Inc. and Clifford Lerner.
10.6	First Amendment to Restricted Stock Award Agreement, dated October 7, 2016, by and between Snap Interactive, Inc. and Clifford Lerner.
10.7	First Amendment to Restricted Stock Award Agreement, dated October 7, 2016, by and between Snap Interactive, Inc. and Clifford Lerner.
99.1	Press Release, dated October 10, 2016, issued by Snap Interactive, Inc. and A.V.M. Software, Inc.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 11, 2016

SNAP INTERACTIVE, INC.

	By:	/s/ Alexander Harrington
Alexander Harrington
Chief Executive Officer and interim Chief Financial Officer

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EXHIBIT INDEX

Exhibit No.	Description
2.1	Agreement and Plan of Merger, dated as of September 13, 2016, by and among Snap Interactive, Inc., SAVM Acquisition Corporation, A.V.M. Software, Inc., and Jason Katz, as the representative of A.V.M. Software, Inc. (filed as Exhibit 2.1 to Current Report on Form 8-K that was filed by the Company with the SEC on September 14, 2016, and incorporated herein by reference).
10.1	Escrow Agreement, dated October 7, 2016, by and among Snap Interactive, Inc., Jason Katz and Corporate Stock Transfer, Inc.
10.2	Registration Rights Agreement, dated October 7, 2016, by and between Snap Interactive, Inc. and Clifford Lerner.
10.3	Fourth Amendment to Executive Employment Agreement, dated October 7, 2016, by and between Snap Interactive, Inc. and Alexander Harrington.
10.4	Executive Employment Agreement, dated October 7, 2016, by and between Snap Interactive, Inc. and Jason Katz.
10.5	Employment Agreement, dated October 7, 2016, by and between Snap Interactive, Inc. and Clifford Lerner.
10.6	First Amendment to Restricted Stock Award Agreement, dated October 7, 2016, by and between Snap Interactive, Inc. and Clifford Lerner.
10.7	First Amendment to Restricted Stock Award Agreement, dated October 7, 2016, by and between Snap Interactive, Inc. and Clifford Lerner.
99.1	Press Release, dated October 10, 2016, issued by Snap Interactive, Inc. and A.V.M. Software, Inc.

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